UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 21, 2005
 Date of Report (Date of earliest event reported):

CO Liquidation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

580 California Street
Suite 526
San Francisco, CA 94104
(Address of principal executive offices including zip code)

(415) 644-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of the Company dated on January 21, 2005 and filed with the Securities and Exchange Commission on January 24, 2005. This Amendment No. 1 is being filed to correct the Monthly Operating Report for the period from December 1, 2004 to December 31, 2004. The Monthly Operating Report filed with the prior Form 8-K incorrectly included a secured claim of $5.1 million. That secured claim was extinguished as part of the Company's sale of assets to Commerce Acquisition LLC on December 10, 2004 for $4.1 million, which was credited against the original $5.1 million debt. As part of the same transaction, the remaining $1 million of the original $5.1 million obligation became an unsecured claim.

Item 8.01. Other Events

Attached hereto as Exhibit 99.1 and incorporated by reference herein is our Monthly Operating Report filed with the United States Bankruptcy Court for the Northern District of California (Case Number 04-32820-DM-11) on January 21, 2005 for the period from December 1, 2004 to December 31, 2004. Copies of bank statements included in the Monthly Operating Report as filed with the U.S. Bankruptcy Court have been omitted herein.

THE MONTHLY OPERATING REPORTS CONTAIN FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION THAT WERE PREPARED USING CERTAIN ESTIMATES THAT MAY PROVE TO BE INACCURATE. THE FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION HAVE NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT ACCOUNTANTS AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS.

Item 9.01. Financial Statements and Exhibits

 (c) Exhibits.

The following exhibit is filed as a part of this report:
Exhibit No.	Description
99.1	CO Liquidation, Inc. Monthly Operating Report for the period from December 1, 2004 to December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CO LIQUIDATION, INC.

/s/ Peter Seidenberg
Peter Seidenberg
Senior Vice President and Chief Financial Officer

Date: January 24, 2005

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	CO Liquidation, Inc. Monthly Operating Report for the period from December 1, 2004 to December 31, 2004.